EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1 of our report dated March 16, 2007, except as to Note 12, as to which the date is June 26, 2007, relating to the financial statements and financial statement schedule of AuthenTec, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Tampa, Florida
June 26, 2007